(Translation)	Exhibit 2

REGULATIONS FOR HANDLING OF SHARES
OF
CANON INC.
(as amended April 1, 2003)

Chapter I.     General Provisions

(Object)

     Article 1.     With regard to the denominations of share certificates, the handling of shares of the Company and the fees therefor, the provisions of these Regulations shall govern, pursuant to Article 8 of the Articles of Incorporation. The handling of shares relative to beneficial owners shall be as provided in Chapter XI hereof.

(Denominations of share certificates)

     Article 2.     The share certificates of the Company shall be in denominations representing one share, five shares, ten shares, fifty shares, one-hundred shares, five-hundred shares, one-thousand shares and ten-thousand shares; provided, however, that in respect of any number of shares of less than one hundred, a share certificate representing such number of shares may be issued.

                  2.     Notwithstanding the preceding paragraph, with regard to any number of shares falling short of the number of shares to constitute one unit of shares as provided for in Article 6 of the Articles of Incorporation (hereinafter referred to as “less-than-one-unit shares”), shareholders are not entitled to request the Company to issue share certificates representing such less-than-one-unit shares (hereinafter referred to as “certificates for less-than-one-unit shares”) unless such issuance is pursuant to Article 18 (Re-issuance due to defacement or destruction), Article 19 (Re-issuance due to the lack of entry space), or Article 22 (Re-issuance due to annulment of share certificate).

(Transfer agent)

     Article 3.     The transfer agent of the Company, its place of handling business and its intermediary offices shall be as follows:

     Transfer agent:

Mizuho Trust & Banking Co., Ltd. 2-1, Yaesu 1-chome, Chuo-ku, Tokyo

     Its place of handling business:

Head Office Stock Transfer Agency Department, Mizuho Trust & Banking Co., Ltd. 2-1, Yaesu 1-chome, Chuo-ku, Tokyo

     Its intermediary offices:

Branches throughout Japan of Mizuho Trust & Banking Co., Ltd. Head Office and Branches throughout Japan of Mizuho Investors Securities Co., Ltd.

(Matters to be handled by the transfer agent)

     Article 4.   Any application, request, notification or notice to be made or given in respect of any procedure under these Regulations, payment of dividends or other matters the handling of which the Company has entrusted to the transfer agent shall be directed to the transfer agent.

(Method of application, request, notification and notice)

     Article 5.   Any application, request, notification or notice to be made or given under the preceding Article shall be in the form prescribed by the Company and affixed with the seal filed as provided in Article 12.

                  2.   With respect to any application, request, notification or notice under the preceding Article, when the same is made or given by an agent, a document evidencing the power of representation, and when the consent of a curator or aide is required, a document evidencing such consent shall be submitted.

Chapter II.     Registration of transfer

(Registration of transfer)

     Article 6.   In case of an application for registration of transfer of shares because of assignment, the application shall be submitted in the prescribed form, together with the share certificate.

                  2.   In case of an application for registration of transfer of shares for causes other than assignment, the procedure under the preceding paragraph shall be followed and in addition, a document evidencing the acquisition shall be submitted at the request of the Company; provided, however, that when the share certificate has not been issued, it is not necessary to submit the share certificate.

(Registration of transfer in cases otherwise provided for in laws or ordinances)

     Article 7.   In case it is required to take a special procedure under laws or ordinances with regard to transfer of shares, the application shall be submitted in the prescribed form, together with the share certificate and a document evidencing the completion of such procedure.

Chapter III.     Registration of Pledge and Indication of Trust Property

(Registration of pledge or cancellation thereof)

     Article 8.   In case of an application for registration of a pledge or for alteration or cancellation thereof, the application shall be submitted in the prescribed form, together with the share certificate.

(Indication of trust property or cancellation thereof)

     Article 9.   In case of an application for indication of trust property or for cancellation thereof, the application shall be submitted in the prescribed form, together with the share certificate.

Chapter IV.     Non-Possession of Share Certificates

(Notice of non-possession of share certificates)

     Article 10.     In case of notice of non-possession of a share certificate, the written notice shall be submitted in the prescribed form, together with the share certificate; provided, however, that when the share certificate has not been issued, it is not necessary to submit the share certificate.

                  2.       The share certificate in respect of which notice has been given under the preceding paragraph shall be treated as not issued, and shall not be deposited.

(Application for delivery of non-possessed share certificate)

     Article 11.     In order for a shareholder who has given notice of non-possession of a share certificate to apply for the issuance of such share certificate, he/she shall submit the application in the prescribed form; provided, however, that no such application shall be made for issuance of any certificate for less-than-one-unit shares.

Chapter V.     Various Notifications

(Notification of addresses, names and seals of shareholders, etc.)

     Article 12.     Shareholders, registered pledgees or their legal representatives shall file notification of their addresses, names and seals in the prescribed form; provided, however, that foreigners may substitute their specimen signatures for seals.

                  2.       The same shall also apply in case of any change occurring in the matters notified under the preceding paragraph.

(Notification of places at which shareholders, etc. residing in foreign countries are to receive notices)

     Article 13.     Shareholders, registered pledgees or their legal representatives who reside in foreign countries shall, in addition to the procedures under the preceding Article, either appoint their standing proxies or set up the places at which to receive notices in Japan, and shall file notification of such matters.

                  2.       The provisions of the preceding Article shall apply mutatis mutandis to standing proxies.

(Representative of corporation)

     Article 14.     If a shareholder is a corporation, such shareholder shall file notification of its representative. In case of a change in such representative, notification shall be filed in the prescribed form, together with a certified extract of the corporate register.

(Representative of jointly-owned share)

     Article 15.     The shareholders who own shares jointly shall select their representative and file notification of such representative in the prescribed form. The same shall also apply in case of any change occurring in such representative.

(Alteration of matters stated in the register of shareholders and in the share certificate)

     Article 16.     When a person desires to have the matters stated in the register of shareholders and in the share certificate altered for any of the causes mentioned below, he/she shall submit the notification in the prescribed form, together with the share certificate and a document evidencing such fact; provided, however, that when the share certificate has not been issued, it is not necessary to submit the share certificate:

(1)	Change of family name or given name;

(2)	Appointment, change or discharge of legal representatives, such as a person having parental power and a guardian;

(3)	Change of trade name or corporate name;

(4)	Change of corporate organization.

Chapter VI.     Re-Issuance of Share Certificates, etc.

(Re-issuance due to division, consolidation, etc.)

     Article 17.     In case of an application for issuance of new share certificates for any of the causes mentioned below, the application shall be submitted in the prescribed form, together with the share certificates; provided, however, that when the share certificates have not been issued, it is not necessary to submit the share certificates:

(1)	Division or consolidation of share certificates;

(2)	In case the total number of the shares represented by the certificates for less-than-one-unit shares and the less-than-one-unit shares for which no certificates have been issued has reached one or more units of shares.

2.	In the case of the preceding paragraph, no application shall be made for the issuance of any certificate for less-than-one-unit shares.

(Re-issuance due to defacement or destruction)

     Article 18.     In case of an application for issuance of a new share certificate due to defacement or destruction of a share certificate, the application shall be submitted in the prescribed form, together with the share certificate; provided, however, that if it is difficult to ascertain the indication on the share certificate concerned or the genuineness thereof, the procedure under Chapter VII shall be followed.

(Re-issuance due to the lack of entry space)

     Article 19.     When the entry space for acquiring parties on a share certificate is full, such share certificate shall be collected and a new share certificate shall be issued.

Chapter VII.     Re-issuance of share certificates due to loss

(Application for the registration of loss of share certificate or cancellation thereof)

     Article 20.     In case of an application for registration of loss of a share certificate, the applicant shall submit a prescribed application form, together with a document evidencing the acquisition of the share certificate, a document evidencing the loss of the share certificate and a document evidencing the identification of the applicant; provided, however, that when the applicant for the registration of loss of the share certificate is a shareholder or registered pledgee written or recorded in the register of shareholders, only the document evidencing the loss of the share certificate is necessary in addition to the prescribed application form.

                    2.     In the case of an application for the cancellation of the abovementioned registration by the registrant of the loss of the share certificate, a prescribed application form shall be submitted.

(Application for Objection to the registration of loss of share certificate)

     Article 21.     In the case of an application for an objection to the registration of loss of a share certificate, the prescribed application form shall be submitted together with the share certificate and the document evidencing the identification of the applicant; provided, however that if the application for objection is made by a shareholder or registered pledgee written or recorded in the register of shareholders, the document evidencing the identification of the applicant is not necessary.

(Re-issuance due to annulment of share certificate)

     Article 22.     In the case of a request for the re-issuance of an annulled share certificate, a prescribed request form shall be submitted.

(Applicability of various notifications)

     Article 23.     In the case that a registrant of loss of share certificate is neither a shareholder nor a registered pledgee written or recorded in the register of shareholders, if such registrant intends to change a statement written or recorded in the register of loss of share certificate, the provisions of Chapter V shall apply mutatis mutandis.

Chapter VIII.     Purchase of less-than-one-unit shares

(Request for purchase)

     Article 24.     In the event that a shareholder requests to have his/her less-than-one-unit shares purchased, the request shall be submitted in the prescribed form, together with the share certificates; provided, however, that when the share certificates have not been issued, it is not necessary to submit the share certificates.

(Determination of purchase price)

     Article 25.     The per-share purchase price of less-than-one-unit shares shall be an amount equal to the final price on the market provided by the Tokyo Stock Exchange on the day on which the request is made at the transfer agent’s place of handling business or any of its intermediary offices mentioned in Article 3; provided, however, that if there is no trading on such day or such stock exchange is closed on such day, such purchase price shall be an amount equal to the price at which the first sale and purchase transaction is validly concluded thereafter.

                    2.     The per-share purchase price mentioned in the preceding paragraph multiplied by the number of the shares requested to be purchased shall be the purchase price.

(Payment of purchase price)

     Article 26.     The purchase price of the shares in respect of which a request to have them purchased was received shall be paid, in principle, not later than the 6th business day of the transfer agent counting from the day following the date of determination of the purchase price, in such manner as designated in the request for purchase, subject, however, to the deduction of the purchase commission mentioned in Article 38.

(Time of passing of shares)

     Article 27.     The shares in respect of which a request to have them purchased was received shall pass to the Company at such time as the procedure for payment under the preceding Article has been taken.

                    2.     Notwithstanding the provision of the preceding paragraph, if a request for purchase is made from the day as of which the shares become ex-dividend (including interim dividend; hereinafter the same shall apply) or ex-rights to the day as of which such dividends or rights become conclusive, no registration of transfer of such shares shall be made until the day as of which such dividends or rights become conclusive.

Chapter IX.     Sale of less-than-one-unit shares pursuant to
a request for additional purchase

(Procedure for request for additional purchase)

     Article 28.     In the event that a shareholder who owns less-than-one-unit shares requests the Company to sell a number of shares which, when added to such shareholder’s less-than-one-unit shares, would equal one unit of shares, the shareholder shall submit a request for additional purchase together with the share certificate and the approximate payment of additional purchase stipulated in Article 29 to the transfer agent’s place of handling business or any of its intermediary offices mentioned in Article 3; provided, however, that if the share certificate has not been issued, it is not necessary to submit the share certificate.

(Approximate payment of additional purchase)

     Article 29.     The approximate payment of additional purchase shall be calculated by multiplying the final price on the market provided by the Tokyo Stock Exchange on the previous business day (if there is no trading on such day, the final price at which the sale and purchase transaction was validly concluded on a day immediately preceding such day) of the day on which the documents for the request for additional purchase stipulated in the preceding Article is made at the transfer agent’s place of handling business or any of its intermediary offices by the number of shares requested to be purchased additionally and further multiplying it by 1.3; provided that any amount less than 1,000 yen arising out of such calculation shall be rounded up.

                   2.      In the case that a request for additional purchase stipulated in the preceding Article has been made, if the approximate payment of additional purchase is less than the amount stipulated in the preceding paragraph , the Company will not proceed with such request for additional purchase.

(Effective date of the request for additional purchase)

     Article 30.     The request for additional purchase shall become effective as of the day on which the documents for the request for additional purchase stipulated in Article 28 and the approximate payment of additional purchase stipulated in the preceding Article reaches the transfer agent’s place of handling business or any of its intermediary offices.

                   2.      Notwithstanding the preceding paragraph, if the aggregate number of shares of all requests for additional purchase made on the same day exceeds the number of the Company’s own shares held by it and available for sales, none of the requests for additional purchase made on such day shall take effect.

(Period during which the receipt of request for additional purchase is suspended)

     Article 31.     The Company shall suspend receipts of requests for additional purchase during the periods of June 11 through June 30 and December 11 through December 31 of each year.

                   2.      Notwithstanding the preceding paragraph, if the Company deems it necessary, it may establish a suspension period as to requests for additional purchase separate from the above.

(Determination of the price for additional purchase)

     Article 32.     The per-share price for additional purchase of less-than-one-unit shares shall be an amount equal to the final price on the market provided by the Tokyo Stock Exchange on the effective date of the request for additional purchase; provided, however, that if there is no trading on such day or such stock exchange is closed on such day, such price for additional purchase shall be an amount equal to the price at which the first sale and purchase transaction is validly concluded thereafter.

                   2.      The price for additional purchase shall be the product of the per-share price for additional purchase pursuant to the preceding paragraph multiplied by the number of shares requested to be additionally purchased.

                    3.     In the event that the approximate payment of additional purchase stipulated in Article 29 falls short of the sum of the price for additional purchase stipulated in the preceding paragraph and the commission for additional purchase stipulated in Article 38 (hereinafter “Additional Purchase Charge”), the shortfall shall be charged to the shareholder who made the request for additional purchase. In such case, if such shortfall is not paid within five business days of the transfer agent, counting from the following day of the day on which payment of the shortfall was demanded, the relevant request for additional purchase shall be cancelled.

(Receipt of Additional Purchase Change)

     Article 33.     Within six business days of the transfer agent counting from the day on which the price for additional purchase was determined or the day on which the shortfall referred to in the third paragraph of the preceding Article was paid, the Company shall receive the Additional Purchase Charge out of the approximate payment of additional purchase. In the event that the price for additional purchase is cum rights such as rights to dividends, stock splits, and to subscribe for new shares, when the record date or allocation date therefor arrives during such time frame for receipt, the Company shall receive the Additional Purchase Charge on or before such record date or allocation date.

                    2.     The balance of the approximate payment of additional purchase and the Additional Purchase Charge referred to in the preceding paragraph shall be returned to the shareholder who made the request for additional purchase, by remittance to the bank account designated by the shareholder or by cash payment by the postal transfer system.

(Transfer of additionally purchased shares)

     Article 34.     The Company’s owns shares for which a request for additional purchase was made shall transfer to the shareholder who made the request for additional purchase on the day which the Additional Purchase Charge was received pursuant to the preceding Article.

(Delivery of share certificate)

     Article 35.     When the shares reaches one unit as a result of the request for additional purchase, the Company shall issue a share certificate without delay and deliver the same to the shareholder who made the request for additional purchase.

Chapter X.     Fees

(Fee for issuance of new share certificates)

     Article 36.     For issuance of new share certificates upon application for delivery of non-possessed share certificates or upon division, annulment, defacement or destruction of share certificates, the fee shall be in such amount as shall be equal to the amount of the stamp tax; provided, however, that no fee shall be charged in case of a division made for the Company’s own reason.

(Commission for the registration of loss of share certificate)

     Article 37.     The commission relating to the registration of loss of share certificate shall be as follows:

          For each request for registration of loss of share certificate: 10,000 yen

          For each share certificate for which the loss is registered: 500 yen

(Commission for purchase by the Company and additional purchase by the shareholders of less-than-one-unit shares)

     Article 38.     The commission for purchase by the Company and additional purchase by the shareholders of less-than-one-unit shares shall be an amount to be separately determined to be equivalent to the amount of the sale and purchase entrustment fee.

Chapter XI.     Special Handling Relative to Beneficial Owners

(Making entries in the beneficial owners list)

     Article 39.     The Company shall write or record entries in the beneficial owners list pursuant to notifications regarding beneficial owners and beneficial owner entry forms submitted by Japan Securities Depository Center, Inc. (hereinafter referred to as “Center”).

(Beneficial owner entry form)

     Article 40.     Beneficial owners shall submit the beneficial owner entry forms through the participants.

(Matching and identification of shareholder)

     Article 41.     When a shareholder written or recorded in the register of shareholders and a beneficial owner written or recorded in the beneficial owners list are confirmed as being identical pursuant to the stated addresses and names, the number of shares stated in the register of shareholders and the number of shares stated in the beneficial owners list shall be added together for the purpose of such shareholder’s exercise of rights.

(Various notifications of beneficial owners)

     Article 42.     The provisions of Chapter V shall apply mutatis mutandis to beneficial owners; provided, however, that the submission of share certificate is not required with respect to the alteration of the matters stated in the beneficial owners list.

                    2.     In the event that a beneficial owner submits the notification mentioned in the preceding paragraph, he/she shall submit the same through a participant; provided, however, that when only the filed seal is to be altered, it is not necessary to submit the notification through the participant.

(Purchase of less-than-one-unit shares of beneficial owners)

     Article 43.     The provisions of Chapter VIII shall apply mutatis mutandis to beneficial owners; provided, however, that in case where a beneficial owner requests its less-than-one-unit shares to be purchased, he/she shall make the request through the participant and the Center.

(Additional purchase of less-than-one-unit shares by beneficial owners)

     Article 44.     The provisions of Chapter IX shall apply mutatis mutandis to beneficial owners; provided, however, that in the case where a beneficial owner makes a request for additional purchase of less-than-one-unit shares, he/she shall make the request through the participant and the Center.

(Miscellaneous)

     Article 45.     Handling relative to beneficial owners shall be performed pursuant to the provisions of this Chapter, as well as various regulations of the Center.

“Separately determined amounts” under Article 38
of the Regulations for Handling of Shares

The amount under Article 38 of the Regulations for Handling of Shares (Commission for purchase by the Company and additional purchase by the shareholders of less-than-one-unit shares) shall be an amount obtained by calculating the per-unit amount pursuant to the formula set forth below, and prorating such amount by the number of shares of less-than-one-unit shares which were purchased or additionally purchased:

(Formula) The amount of each of the following portions of the total amount obtained by multiplying the per-share purchase price provided in Article 25 of the Regulations for Handling of Shares or the per-share price for additional purchase provided in Article 32 thereof by the number of shares which constitutes one unit, shall be calculated according to the following rates:

Equal to or less than 1,000,000 yen;

1.150%

Greater than 1,000,000 yen and equal to or less than 5,000,000 yen;

0.900%

Greater than 5,000,000 yen and equal to or less than 10,000,000 yen;

0.700%

Greater than 10,000,000 yen and equal to or less than 30,000,000 yen;

0.575%

Greater than 30,000,000 yen and equal to or less than 50,000,000 yen;

0.375%

(Fractions below 1 yen shall be disregarded.)

If the per-unit amount calculated pursuant to the above is less than 2,500 yen, such amount shall be deemed to be 2,500 yen.